Regency Energy Partners Reports Second-Quarter 2009 Results

DALLAS, August 10, 2009 – Regency Energy Partners LP (Nasdaq: RGNC), (“Regency” or the “Partnership”), announced today its financial results for the second quarter ended June 30, 2009.

Including the 62% interest in the Regency Intrastate Gas System (“RIGS”) owned by third parties, Regency’s combined adjusted EBITDA was $56 million in the second quarter 2009, compared to $55 million in the first quarter 2009 and $71 million in the second quarter 2008. Combined adjusted total segment margin was $106 million in the second quarter 2009, compared to $106 million in the first quarter 2009 and $118 million in the second quarter 2008.

Regency generated net income of $6 million in the three months ended June 30, 2009, compared to $148 million in the first quarter 2009 and $10 million in the second quarter 2008. Net income in the first quarter 2009 included a one-time gain of $133 million, primarily associated with the contribution of RIGS to the Haynesville Joint Venture.

“Regency’s second-quarter 2009 performance was in line with our expectations, driven by solid results from our majority fee-based asset portfolio and emphasis on expense management,” said Byron Kelley, chairman, president and chief executive officer of Regency. “Our ability to close a $250-million senior notes offering during the quarter has put us in a strong liquidity position and demonstrated our ability to access the capital markets.”

“I am also pleased to report that construction of the Haynesville Expansion Project in North Louisiana is on budget and on schedule to meet the planned in-service date of December 31, 2009,” Kelley said. “More than half of the 36-inch pipe construction is complete, and construction of the 42-inch pipe began in late June. We continue to be encouraged by the increased producer activity and rig counts, as well as the favorable well results in the Haynesville Shale. Due to existing producer demand, we are evaluating additional expansions to the RIGS system.”

REVIEW OF SEGMENT PERFORMANCE

With the completion of the Haynesville Joint Venture, the Partnership realigned the composition of its business segments and has restated all segment information. The Haynesville Joint Venture is a general partnership formed in March 2009 that owns RIGS. Regency owns a 38% partnership interest in the Haynesville Joint Venture.

Gathering & Processing - The Gathering & Processing segment includes Regency's natural gas processing and treating plants, low-pressure gathering pipelines and NGL pipeline activities. In addition, the Partnership now reports its producer services revenue in this segment.

Adjusted segment margin for Gathering & Processing, which excludes non-cash hedging gains and losses related to this segment, was $56 million in the quarter ended June 30, 2009, compared to $55 million in the first quarter 2009.

Total throughput volumes for the Gathering & Processing segment averaged approximately 985 thousand MMbtu per day of natural gas in the quarter ended June 30, 2009, compared to 1,039 thousand MMbtu per day of natural gas in the first quarter 2009. Processed NGLs remained flat from the first quarter to the second quarter 2009 at 22 thousand barrels per day.

Transportation - Following the closing of the Haynesville Joint Venture, Regency’s Transportation segment consists exclusively of its interest in the Haynesville Joint Venture. Prior periods have been restated to reflect the Partnership’s wholly owned subsidiary of RIGS as the exclusive reporting unit within this segment.

Segment margin for the Transportation segment was $160 thousand in the second quarter 2009, compared to $12 million in the first quarter 2009. The change in segment margin is due to the contribution of RIGS to the Haynesville Joint Venture in the first quarter 2009.

For quarterly comparisons of the Transportation segment, Regency is also providing segment information inclusive of the Haynesville Joint Venture’s segment margin. Combined transportation segment margin decreased slightly quarter-over-quarter, from $14 million in the first quarter 2009 to $13 million in the second quarter 2009. Total combined transportation throughput volumes averaged 745 thousand MMbtu per day of natural gas in the second quarter 2009 compared to 811 thousand MMbtu per day of natural gas in the first three months of 2009.

Contract Compression - The Contract Compression segment provides customers with turnkey natural gas compression services to maximize natural gas and crude oil production, throughput and cash flow. Regency's integrated solutions include a comprehensive assessment of a customer's natural gas contract compression needs and the design and installation of a customized compression system.

Segment margin for the Contract Compression segment was $36 million in the second quarter 2009, compared to $37 million in the first quarter 2009. Regency’s revenue generating horsepower at the end of the second quarter 2009 was 767 thousand compared to 789 thousand of revenue generating horsepower at the end of the first quarter 2009.

Corporate and Others – The Corporate and Others segment is primarily comprised of an interstate pipeline and the Partnership’s corporate offices. Revenues in this segment are derived from the operations of an interstate pipeline, which prior to the realignment of the business segments was reported within the Transportation segment, as well as partial reimbursements of general and administrative costs from the Haynesville Joint Venture. Segment margin in the second quarter 2009 was $3 million compared to $1 million in the first quarter 2009.

CASH DISTRIBUTIONS

On July 28, 2009, Regency announced a cash distribution of 44.5 cents per outstanding common unit for the second quarter ended June 30, 2009. This distribution is equivalent to $1.78 on an annual basis and will be paid August 14, 2009, to unitholders of record at the close of business on August 7, 2009.

In the second quarter 2009, Regency generated $31 million in cash available for distribution, representing coverage of 0.82 times the amount required to cover its announced distribution to common unitholders.

“Regency anticipated a temporary drop below a 1.0 times coverage ratio during the construction of the Haynesville Expansion Project,” said Kelley. “Despite this shortfall, we intend to maintain the current distribution level through the end of 2009. We expect coverage levels to recover in 2010, after the Haynesville project comes on-line.”

Regency makes distribution determinations based on its cash available for distribution and the perceived sustainability of distribution levels over an extended period. In addition to considering the cash available for distribution generated during the quarter, Regency takes into account cash reserves established with respect to prior distributions, seasonality of results, and its internal forecasts of adjusted EBITDA and cash available for distribution over an extended period. Although Regency intends to maintain the current distribution of 44.5 cents per outstanding common unit through 2009, distributions are set by the Board of Directors and are driven by the long-term sustainability of the business.

2009 ORGANIC GROWTH PROJECTS

Regency’s 2009 growth capital budget of $107 million includes approximately $82 million dedicated to the Contract Compression segment and $25 million identified for the Gathering & Processing segment. All capital expenditures related to the Haynesville Expansion Project have been excluded because those costs are funded by the Haynesville Joint Venture.

In the six months ended June 30, 2009, Regency incurred $81 million of growth capital expenditures, of which $63 million was related to the fabrication of new compression packages and ancillary assets for the Contract Compression segment. In addition, $18 million was spent on various projects in the Gathering & Processing segment.

MANAGEMENT ANNOUNCEMENTS

Regency announced today the resignation of Randall H. Dean as president and chief executive of CDM Resource Management LLC, Regency’s Contract Compression segment.

“Randy has been on partial leave of absence for a number of months recuperating from surgery and is doing well,” said Kelley. “Randy has informed the company that he will need an extended period of time to meet his full health objectives, and both he and the company believe it is in our best interest to implement a modified working arrangement. Accordingly, effective the end of August 2009, Randy has elected to resign from his full-time role with Regency but will continue to support the company through an on-going consulting agreement.”

“We thank Randy for his dedication to the growth and success of Regency’s contract compression business,” Kelley continued. “We look forward to his continued contributions to Regency, while wishing him the best as he focuses on his health objectives.”

David Marrs, who together with Dean and Randy Craft founded CDM in 1997, and who served as executive vice president of Regency’s Contract Compression segment since January 2008, will assume the role of president of the Contract Compression segment.  Since co-founding CDM, Marrs has served in various management roles. Prior to co-founding CDM, he was employed by Contract Compression Inc., where he served as manager of business development. Marrs holds a bachelor of science degree from the University of Houston.

“I have worked closely with David over the past year, and I am extremely pleased to have an experienced industry veteran and one of the original founders of CDM ready to assume the leadership of this segment for our business,” said Kelley.

Regency also announced today that the Board of Directors of Regency has elected Patrick Giroir as executive vice president and chief commercial officer of its Gathering & Processing and Transportation segments. Giroir previously served as senior vice president and chief commercial officer of these segments.

“Pat’s background in strategic and commercial roles will be of great value as he continues to run all of the commercial activities for these segments,” said Kelley. “The elevation of this position to an executive vice president level is appropriate for a company of our size and is recognition of his strong contribution to the success of Regency.”

TELECONFERENCE

Regency Energy Partners will hold a quarterly conference call to discuss second-quarter 2009 results on Monday, August 10, 2009, at 10 a.m. Central Time (11 a.m. Eastern Time).

The dial-in number for the call is 1-866-356-3377 in the United States, or +1-617-597-5392 outside the United States, pass code 96252367. A live webcast of the call can be accessed on the investor information page of Regency Energy Partners’ Web site at www.regencyenergy.com. The call will be available for replay for 7 days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888) pass code 61101949.

NON-GAAP FINANCIAL INFORMATION

This press release and the accompanying financial schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of:

• EBITDA,
• adjusted EBITDA,
• cash available for distribution,
• segment margin,
• total segment margin,
• adjusted segment margin, and
• adjusted total segment margin.

These financial metrics are key measures of the Partnership’s financial performance. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations.

We define EBITDA as net income (loss) plus interest expense, net, depreciation and amortization expense and income tax expense (benefit).

We define adjusted EBITDA as EBITDA plus non-cash loss (gain) from risk management activities, loss (gain) on asset sales, net and other (income) expense.

Adjusted EBITDA is used as a supplemental performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:

-- financial performance of our assets without regard to financing methods, capital structure or historical cost basis,

-- the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness and make cash distributions to our unitholders and general partner;

-- our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure; and

-- the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
Our adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate adjusted EBITDA in the same manner.

We define cash available for distribution as:

• adjusted EBITDA
• minus interest expense, excluding capitalized interest,
• minus maintenance capital expenditures,
• minus (plus) income tax expense (benefit),
• plus non-cash unit-based compensation expense related to our Long-Term Incentive Plan (“LTIP”),
• plus proportionate share of Haynesville Joint Venture adjusted EBITDA, and
• plus cash proceeds from asset sales, if any.

Cash available for distribution is used as a supplemental liquidity measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to approximate the amount of operating surplus generated by the Partnership during a specific period and to assess our ability to make cash distributions to our unitholders and our general partner. Cash available for distribution is not the same measure as operating surplus or available cash, both of which are defined in our partnership agreement.

We define segment margin, generally, as revenues minus cost of sales. We calculate our Gathering & Processing segment margin as our revenue generated from our gathering and processing operations minus the cost of natural gas and NGLs purchased and other cost of sales, including third-party transportation and processing fees.

Prior to our contribution of RIGS to the Haynesville Joint Venture, we calculated our Transportation segment margin as revenue generated by fee income as well as, in those instances in which we purchase and sell gas for our account, gas sales revenue minus the cost of natural gas that we purchase and transport. After our contribution of RIGS to the Haynesville Joint Venture, we do not record segment margin for the Transportation segment because the income attributable to the Joint Venture is recorded as income from unconsolidated subsidiary.

We calculate our Contract Compression segment margin as our revenues generated from our contract compression operations minus the direct costs, primarily compressor unit repairs, associated with those revenues.

We define total segment margin as net income plus or minus operation and maintenance, general and administrative, loss (gain) on asset sales, net, depreciation and amortization, income from unconsolidated subsidiary, interest expense, net, other income and deductions, net and income tax expense (benefit).

We define adjusted segment margin for our Gathering & Processing segment as Gathering & Processing segment margin adjusted for non-cash gains (losses) from risk management activities. Adjusted segment margin is included as a supplemental disclosure because it is a primary performance measure used by management as it represents the results of product purchases and sales, a key component of our operations.

We define adjusted total segment margin as total segment margin adjusted for non-cash gains (losses) from risk management activities. Our adjusted total segment margin equals the sum of our operating segments’ adjusted segment margins or segment margins, including intersegment eliminations.

Our segment margin measures may not be comparable to similarly titled measures of other companies because other entities may not calculate segment margin amounts in the same manner.

For quarterly comparison purposes only we have also used the following non-GAAP financial measures related to the Haynesville Joint Venture:

• Combined adjusted EBITDA,
• Combined Transportation segment margin,
• Combined adjusted total segment margin, and
• HPC margin

We define combined adjusted EBITDA as adjusted EBITDA, plus Regency’s 38% of Haynesville Joint Venture adjusted EBITDA plus 62% of Haynesville Joint Venture adjusted EBITDA owned by third parties.

We define combined Transportation segment margin as Transportation segment margin plus the Haynesville Joint Venture’s segment margin.

We define combined adjusted total segment margin as adjusted total segment margin plus the Haynesville Joint Venture’s segment margin.

We define HPC margin as Haynesville Joint Venture’s net income plus or minus operation and maintenance, general and administrative, gain or loss on asset sales, net, depreciation and amortization, and other income and deductions, net.

FORWARD LOOKING INFORMATION

This press release may contain forward-looking statements regarding Regency Energy Partners. These statements are based on management's current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include changes in laws and regulations impacting the Partnership’s operating segments, the level of creditworthiness of the Partnership's counterparties, the Partnership's ability to access the debt and equity markets, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership's transactions, changes in commodity prices, interest rates, demand for the Partnership's services, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. Regency’s general partner is majority-owned by an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

CONTACT:

Investor Relations:

Shannon Ming
Vice President, Corporate Finance Support & Investor Relations
Regency Energy Partners
214-840-5477
IR@regencygas.com

Media Relations:
Elizabeth Cornelius
HCK2 Partners
972-716-0500 x26
elizabeth.cornelius@hck2.com

Condensed Consolidated Income Statements: Quarter-Over-Quarter

Regency Energy Partners LP
Condensed Consolidated Income Statements
Unaudited
($ in thousands)

	Three Months Ended
	June 30, 2009	March 31, 2009

REVENUES
Gas sales	$106,897	$147,896
NGL sales	57,676	49,585
Gathering, transportation and other fees, including related party amounts	69,231	72,848
Net realized and unrealized gain from risk management activities	12,515	14,455
Other	7,223	5,194
Total revenues	253,542	289,978

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts	157,347	182,528
Operation and maintenance	31,974	36,042
General and administrative	14,127	15,078
Loss (gain) on asset sales, net	651	(133,931)
Depreciation and amortization	26,236	27,889
Total operating costs and expenses	230,335	127,606

OPERATING INCOME	23,207	162,372

Income from unconsolidated subsidiary	1,587	336
Interest expense, net	(19,568)	(14,227)
Other income and deductions, net	214	42
INCOME BEFORE INCOME TAXES	5,440	148,523
Income tax expense (benefit)	(515)	99
NET INCOME	5,955	148,424
Net income attributable to the noncontrolling interest	(65)	(35)
NET INCOME ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$5,890	$148,389

Segment Financial and Operating Data: Quarter-Over-Quarter

	Three Months Ended
	June 30, 2009	March 31, 2009
	($ in thousands)
Gathering and Processing Segment
Financial data (1):
Segment margin	$58,378	$58,676
Adjusted segment margin	55,650	55,111
Operating data:
Throughput (MMbtu/d)	984,718	1,038,707
NGL gross production (Bbls/d)	22,024	22,271

(1) Segment margin and adjusted segment margin vary from previously disclosed amounts due to functional reorganization of our segments.

	Three Months Ended
	June 30, 2009	March 31, 2009
	($ in thousands)
Transportation Segment
Financial data (1):
Segment margin	$160	$11,554
Operating data:
Throughput (MMbtu/d)	-	810,848

(1) Segment margin and adjusted segment margin vary from previously disclosed amounts due to functional reorganization of our segments.

	Three Months Ended
	June 30, 2009	March 31, 2009
	($ in thousands)
Combined Transportation Segment(1)
Financial data:
Segment margin	$12,803	$13,556
Operating data:
Throughput (MMbtu/d)	745,178	810,848

(1) Combined transportation segment sums 100 percent of the segment margin of Haynesville Joint Venture and RIGS.

	Three Months Ended
	June 30, 2009	March 31, 2009
	($ in thousands)
Contract Compression Segment
Financial data:
Segment margin	$35,800	$36,980
Operating data:
Revenue generating horsepower	767,060	789,494
Average horsepower per revenue generating compression unit	846	858

	Three Months Ended
	June 30, 2009	March 31, 2009
	($ in thousands)
Corporate & Others
Financial data:
Segment margin	$2,832	$1,049

Reconciliation of Non-GAAP Measures to GAAP Measures: Quarter-Over-Quarter

	Three Months Ended
	June 30, 2009	March 31, 2009
	($ in thousands)
Net income attributable to Regency Energy Partners LP	$5,890	$148,389
Income tax expense (benefit)	(515)	100
Interest expense, net	19,568	14,227
Depreciation and amortization	26,236	27,889
EBITDA (a)	$51,179	$190,605
Non-cash gain from risk management activities	(2,728)	(3,565)
Loss (gain) on asset sales, net	651	(133,932)
Other (income) expense	(1,425)	428
Adjusted EBITDA, exclusive of Haynesville Joint Venture Adjusted EBITDA	$47,677	$53,536
Haynesville Joint Venture Adjusted EBITDA owned by Regency (38%) (b)	3,281	590
Adjusted EBITDA, inclusive of Regency's 38% ownership in Haynesville Joint Venture Adjusted EBITDA	$50,958	$54,126
Haynesville Joint Venture Adjusted EBITDA owned by third parties (62%) (b)	5,352	963
Combined Adjusted EBITDA	$56,310	$55,089

(a) Earnings before interest, taxes, depreciation and amortization.
(b) 100% of Haynesville Joint Venture Adjusted EBITDA is calculated as follows:
Haynesville Joint Venture net income	$4,177	$884
Depreciation and amortization	4,443	669
Loss on asset sales, net	13	-
Haynesville Joint Venture Adjusted EBITDA	$8,633	$1,553

Non-GAAP Adjusted Segment Margin to GAAP Net Income: Quarter-Over-Quarter

	Three Months Ended
	June 30, 2009	March 31, 2009
	($ in thousands)
Net income	$5,955	$148,424
Add (Deduct):
Operation and maintenance	31,974	36,042
General and administrative	14,127	15,078
Loss (gain) on asset sales, net	651	(133,931)
Depreciation and amortization	26,236	27,889
Income from unconsolidated subsidiary	(1,587)	(336)
Interest expense, net	19,568	14,227
Other income and deductions, net	(214)	(43)
Income tax benefit	(515)	100
Total Segment Margin (1)	96,195	107,450
Non-cash loss from risk management activities	(2,728)	(3,565)
Adjusted Total Segment Margin	93,467	103,885

Transportation Segment Margin (1) (2)	160	11,554

Contract Compression Segment Margin (1)	35,800	36,980

Corporate & Others Segment Margin (1)	2,832	1,049

Eliminations	(975)	(809)

Adjusted Segment Margin for Gathering and Processing (1)	$55,650	$55,111

(1) Segment margin and adjusted segment margin vary from previously disclosed amounts due to functional reorganization of our segments.

(2) Transportation segment margin represent Regency's 100% ownership in RIGS prior to contribution of RIGS to the Haynesville Joint Venture. Amounts recorded in the three months ended June 30, 2009 represents segment margin earned prior to the contribution of RIGS to the Haynesville Joint Venture.

The following table presents combined adjusted total segment margin, which adds adjusted total segment margin to the Haynesville Joint Venture’s adjusted total segment margin.

	Three Months Ended
	June 30, 2009	March 31, 2009
	($ in thousands)
Adjusted Total Segment Margin	$93,467	$103,885

Adjusted Total Segment Margin for HPC (a)	12,643	2,002

Combined Adjusted Total Segment Margin	$106,110	$105,887

Combined Transportation Segment Margin	12,803	13,556

Contract Compression Segment Margin	35,800	36,980

Corporate & Others Segment Margin	2,832	1,049

Eliminations	(975)	(809)

Combined Adjusted Segment Margin for Gathering and Processing	$55,650	$55,111

(a) Adjusted total segment margin for HPC is calculated as follows:

Net income	$4,177	$884
Depreciation and amortization	4,443	669
General and administrative	1,675	228
Operation and maintenance	2,845	325
Loss on asset sales, net	13	-
Other income and deductions, net	(510)	(104)
Adjusted total segment margin for HPC	$12,643	$2,002

Condensed Consolidated Income Statement: Year-Over-Year

Regency Energy Partners LP
Condensed Consolidated Income Statements
Unaudited
($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

REVENUES
Gas sales	$106,897	$362,769	$254,793	$599,462
NGL sales	57,676	126,521	107,261	235,020
Gathering, transportation and other fees, including related party amounts	69,231	70,175	142,079	132,161
Net realized and unrealized gain (loss) from risk management activities	12,515	(32,760)	26,970	(46,417)
Other	7,223	20,000	12,417	31,714
Total revenues	253,542	546,705	543,520	951,940

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts	157,347	446,687	339,875	760,276
Operation and maintenance	31,974	32,516	68,016	61,361
General and administrative	14,127	13,925	29,205	24,809
Loss (gain) on asset sales, net	651	442	(133,280)	468
Management services termination fee	-	-	-	3,888
Transaction expense	-	147	-	534
Depreciation and amortization	26,236	26,476	54,125	48,216
Total operating costs and expenses	230,335	520,193	357,941	899,552

OPERATING INCOME	23,207	26,512	185,579	52,388

Income from unconsolidated subsidiary	1,587	-	1,923	-
Interest expense, net	(19,568)	(16,782)	(33,795)	(32,188)
Other income and deductions, net	214	132	256	332
INCOME BEFORE INCOME TAXES	5,440	9,862	153,963	20,532
Income tax expense (benefit)	(515)	(41)	(416)	209
NET INCOME	5,955	9,903	154,379	20,323
Net (income) loss attributable to the noncontrolling interest	(65)	69	(100)	(3)
NET INCOME ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$5,890	$9,972	$154,279	$20,320

Segment Financial and Operating Data: Year-Over-Year

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	($ in thousands)
Gathering and Processing Segment
Financial data (1):
Segment margin	$58,378	$48,544	$117,054	$103,236
Adjusted segment margin	55,650	66,028	110,761	123,818
Operating data:
Throughput (MMbtu/d)	984,718	995,922	1,011,563	956,248
NGL gross production (Bbls/d)	22,024	22,526	21,903	22,796

(1) Segment margin and adjusted segment margin vary from previously disclosed amounts due to functional reorganization of our segments.

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	($ in thousands)
Transportation Segment
Financial data (1):
Segment margin	$160	$20,984	$11,714	$34,237
Operating data:
Throughput (MMbtu/d)	-	793,339	777,832	762,673

(1) Segment margin and adjusted segment margin vary from previously disclosed amounts due to functional reorganization of our segments.

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	($ in thousands)
Combined Transportation Segment(1)
Financial data:
Segment margin	$12,803	$20,984	$26,359	$34,237
Operating data:
Throughput (MMbtu/d)	745,178	793,339	777,832	762,673

(1) Combined transportation segment sums 100 percent of the segment margin of Haynesville Joint Venture and RIGS.

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	($ in thousands)
Contract Compression Segment
Financial data:
Segment margin	$35,800	$29,844	$72,780	$52,864
Operating data:
Revenue generating horsepower	767,060	669,804	767,060	669,804
Average horsepower per revenue generating compression unit	846	849	846	849

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	($ in thousands)
Corporate & Others
Financial data:
Segment margin	$2,832	$764	$3,881	$1,520

Reconciliation of Non-GAAP Measures to GAAP Measures: Year-Over-Year

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	2007	2009	2008	2007
	($ in thousands)
Net income (loss) attributable to Regency Energy Partners LP	$5,890	$9,972	$(7,246)	$154,279	$20,320	$(8,541)
Income tax expense (benefit)	(515)	(41)	225	(416)	209	225
Interest expense, net	19,568	16,782	15,961	33,795	32,188	30,846
Depreciation and amortization	26,236	26,476	12,703	54,125	48,216	24,130
EBITDA (a)	$51,179	$53,189	$21,643	$241,783	$100,933	$46,660
Non-cash loss (gain) from risk management activities	(2,728)	17,484	(1,098)	(6,293)	20,582	(1,783)
Non-cash put option expiration	-	-	742	-	-	1,435
Loss (gain) on asset sales, net	651	442	532	(133,280)	468	2,339
Other (income) expense	(1,425)	140	11,928	(997)	5,283	11,934
Adjusted EBITDA, exclusive of Haynesville Joint Venture Adjusted EBITDA	$47,677	$71,255	$33,747	$101,213	$127,266	$60,585
Haynesville Joint Venture Adjusted EBITDA owned by Regency (38%) (b)	3,281	-	-	3,871	-	-
Adjusted EBITDA, inclusive of Regency's 38% ownership in Haynesville Joint Venture Adjusted EBITDA	$50,958	$71,255	$33,747	$105,084	$127,266	$60,585
Haynesville Joint Venture Adjusted EBITDA owned by third parties (62%) (b)	5,352	-	-	6,315	-	-
Combined Adjusted EBITDA	$56,310	$71,255	$33,747	$111,399	$127,266	$60,585

(a) Earnings before interest, taxes, depreciation and amortization.
(b) 100% of Haynesville Joint Venture Adjusted EBITDA is calculated as follows:
Haynesville Joint Venture net income	$4,177	$-	$-	$5,061	$-	$-
Depreciation and amortization	4,443	-	-	5,112	-	-
Loss on asset sales, net	13	-	-	13	-	-
Haynesville Joint Venture Adjusted EBITDA	$8,633	$-	$-	$10,186	$-	$-

Non-GAAP Adjusted Segment Margin to GAAP Net Income (Loss): Year-Over-Year

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	2007	2009	2008	2007
	($ in thousands)
Net income (loss)	$5,955	$9,903	$(7,263)	$154,379	$20,323	$(8,541)
Add (Deduct):
Operation and maintenance	31,974	32,516	11,972	68,016	61,361	22,897
General and administrative	14,127	13,925	19,093	29,205	24,809	25,944
Loss (gain) on asset sales, net	651	442	532	(133,280)	468	2,339
Management services termination fee	-	-	-	-	3,888	-
Transaction expenses	-	147	-	-	534	-
Depreciation and amortization	26,236	26,476	12,703	54,125	48,216	24,130
Income from unconsolidated subsidiary	(1,587)	-	-	(1,923)	-	-
Interest expense, net	19,568	16,782	15,961	33,795	32,188	30,846
Other income and deductions, net	(214)	(132)	(170)	(256)	(332)	(282)
Income tax expense (benefit)	(515)	(41)	225	(416)	209	225
Total Segment Margin (1)	96,195	100,018	53,053	203,645	191,664	97,558
Non-cash loss (gain) from risk management activities	(2,728)	17,484	(1,098)	(6,293)	20,582	(1,783)
Non-cash put option expiration	-	-	742	-	-	1,435
Adjusted Total Segment Margin	93,467	117,502	52,697	197,352	212,246	97,210

Transportation Segment Margin (1) (2)	160	20,984	11,327	11,714	34,237	24,237

Contract Compression Segment Margin (1)	35,800	29,844	-	72,780	52,864	-

Corporate & Others Segment Margin (1)	2,832	764	971	3,881	1,520	199

Eliminations	(975)	(118)	-	(1,784)	(193)	-

Adjusted Segment Margin for Gathering and Processing (1)	$55,650	$66,028	$40,399	$110,761	$123,818	$72,774

(1) Segment margin and adjusted segment margin vary from previously disclosed amounts due to functional reorganization of our segments.

(2) Transportation segment margin represent Regency's 100% ownership in RIGS prior to contribution of RIGS to the Haynesville Joint Venture. Amounts recorded in the three months ended June 30, 2009 represents segment margin earned prior to the contribution of RIGS to the Haynesville Joint Venture.

The following table presents combined adjusted total segment margin, which adds adjusted total segment margin to the Haynesville Joint Venture’s adjusted total segment margin.

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	2007	2009	2008	2007
	($ in thousands)
Adjusted Total Segment Margin	$93,467	$117,502	$52,697	$197,352	$212,246	$97,210

Adjusted Total Segment Margin for HPC(a)	12,643	-	-	14,645	-	-

Combined Adjusted Total Segment Margin	$106,110	$117,502	$52,697	$211,997	$212,246	$97,210

Combined Transportation Segment Margin	12,803	20,984	11,327	26,359	34,237	24,237

Contract Compression Segment Margin	35,800	29,844	-	72,780	52,864	-

Corporate & Others Segment Margin	2,832	764	971	3,881	1,520	199

Eliminations	(975)	(118)	-	(1,784)	(193)	-

Adjusted Segment Margin for Gathering and Processing	$55,650	$66,028	$40,399	$110,761	$123,818	$72,774

(a) Adjusted total segment margin for HPC is calculated as follows:

Net income	$4,177	$-	$-	$5,061	$-	$-
Depreciation and amortization	4,443	-	-	5,112	-	-
General and administrative	1,675	-	-	1,903	-	-
Operation and maintenance	2,845	-	-	3,170	-	-
Loss on asset sales, net	13	-	-	13	-	-
Other income and deductions, net	(510)	-	-	(614)	-	-
Adjusted total segment margin for HPC	$12,643	$-	$-	$14,645	$-	$-

Reconciliation of “cash available for distribution” to net cash flows provided by operating activities and to net income

Three Months Ended
June 30, 2009
($ in thousands)
Net cash flows provided by operating activities	$32,940
Add (deduct):
Depreciation and amortization, including debt issuance cost amortization	(27,818)
Income from unconsolidated subsidiary	(313)
Risk management portfolio value changes	2,728
Loss on asset sales, net	(651)
Unit based compensation expenses	(1,561)
Trade accounts receivables, accrued revenues, and related party receivables	(15,332)
Other current assets	6,730
Trade accounts payable, accrued cost of gas and liquids, and related party payables	1,861
Other current liabilities	6,374
Other assets and liabilities	932
Net income attributable to Regency Energy Partners LP	$5,890
Add (deduct):
Income tax benefit	(515)
Interest expense, net	19,568
Depreciation and amortization	26,236
EBITDA	$51,179
Add (deduct):
Non-cash gain from risk management activities	(2,728)
Loss on asset sales, net	651
Other	(1,425)
Adjusted EBITDA	$47,677
Add (deduct):
Interest expense, excluding capitalized interest	(18,413)
Maintenance capital expenditures	(3,911)
Unit based compensation expenses	1,561
Proportionate share of Haynesville Joint Venture Adjusted EBITDA	3,288
Income tax expense	515
Other	(5)
Cash available for distribution	$30,712